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                                                                 EXHIBIT 10.7(a)

                           INVENTORY LOAN AGREEMENT


     THIS INVENTORY LOAN AGREEMENT between TBC ARKANSAS, INC, an Arkansas Corporation, ("Borrower") and HIBERNIA NATIONAL BANK ("Lender") is made and executed on the following terms and conditions.

DEFINITIONS. The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Louisiana Commercial Laws (La. R.S. 10:9-101, et seq.). All references to dollar amounts shall mean amounts in lawful money of the United States of America.

     ACCOUNTS RECEIVABLE. The words "Accounts Receivable" mean all accounts receivable of Borrower, presently existing or hereafter arising out of the sale and/or lease of all Inventory granted as security for the Loan.

     ADDITIONAL ADVANCES. The words "Additional Advances" mean Advances made or to be made to Borrower or on Borrower's behalf as provided in the section herein entitled Funding of Advances.

     ADVANCES. The word "Advances" means loan advances made or to be made to Borrower or on Borrower's behalf (including pursuant to Drafts) on a line of credit basis subject to the terms and conditions of this Agreement.

     AGREEMENT. The word "Agreement" means this Inventory Loan Agreement, as this Inventory Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached or to be attached to this Inventory Loan Agreement from time to time.

     AMOUNT FINANCED. The words "Amount Financed" mean that portion of the Purchase Price of each Inventory Item financed by the Borrower pursuant to this Agreement.

     COLLATERAL. The word "Collateral" means and includes individually, collectively, Interchangeably and without limitation (i) all Inventory Items granted as collateral security for the Loan (which may include certain items financed by other lenders, such as Transamerica Commercial Finance Corporation and Deutsche Business Services Corporation, upon completion of intercreditor agreements or similar documentation satisfactory to Lender); (ii) all Accounts Receivable; (iii) all proceeds of any insurance of Inventory granted as security for the Loan; (iv) all deposit accounts of the Borrower maintained at the Lender; and (v) the right to seek judicial special performance of sale or collection of the Sales Price from any third-party purchaser, all as more particularly set forth in the Security Agreement.

     DRAFTS. The word "Drafts" means any draft for payment presented to Lender by a Manufacturer, a distributor or a seller of an Inventory Item in connection with the sale of such Inventory Item to the Borrower.
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     EVENT OF DEFAULT.  The words "Event of Default" mean individually, collectively, and interchangeably any of the Events of Default set forth below in the section titled "EVENTS OF DEFAULT."

     GUARANTOR. The word "Guarantor" means and includes E. D. Bohls, Robert C. Siddons, Ronnie L. Spradling, Jesse C. Cox, Joe E. Simpson, Mark T. Walton, and Travis Boats & Motors, Inc.

     INDEBTEDNESS. The word "Indebtedness" means and includes individually, collectively, interchangeable and without limitation, any and all present and future loans, extensions of credit, liabilities and/or obligations of every nature and kind, whatsoever the Borrower may now and in the future owe to or incur in favor of Lender and its successors and assigns, including without limitation, Borrower's indebtedness in favor of Lender under the Loan and Note, whether such loans, extensions of credit, liabilities and/or obligations are direct or indirect, or by way of assignment, and whether related or unrelated, or whether committed or purely discretionary, and whether absolute or contingent, voluntary or involuntary, determined or undetermined, liquidated or unliquidated, due or to become due, together with interest, costs, expenses, attorneys fees and other fees and charges, whether or not any such indebtedness may be barred under any statute of limitations or may be otherwise unenforceable or voidable for any reason. All indebtedness being cross-collateralized and cross-defaulted, whether or not specifically stated therein.

     INVENTORY ITEM. The words "Inventory Item" and "Inventory Items" mean boats, trailers, and any attached accessories to said boats and trailers, and motors which are purchased by Borrower as part of its inventory from the Manufacturer, distributor, or other seller, but excluding parts inventory and motors not purchased with funds borrowed from or advanced by Lender.

     LENDER. The word "Lender" means Hibernia National Bank, TIN: 72-0210640, its successors and assigns, and any subsequent holder or holders of Borrower's Loan and Note, or any interest therein.

     LOAN. The words "Loan" and "Loans" mean and include any and all loans and financial accommodations from Lender to Borrower whether now or hereafter existing, and however evidenced, including without limitation, those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time, and further including any and all subsequent amendments, additions, substitutions, renewals and refinancings of Borrower's Loan.

     MANUFACTURER. The word "Manufacturer" means and includes Johnson, Larson, Cajun, Sprint, Beach Comber and Sea-Ark, and such other Manufacturers as Borrower may do business with in the future, without limitation.

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     MATURITY DATE.  The words "Maturity Date" mean the maturity date set forth in the Note, or any renewals or extensions therewith.

     NOTE. The word "Note" means Borrower's promissory note or notes (including modifications), evidencing Borrower's Loan obligations in favor of Lender, as well as any substitute, replacement or refinancing note or notes therefor. Borrower shall execute a separate Note for each line of credit described below, unless a particular line of credit is a portion of and included as a submit in another line of credit for which the Borrower has executed a Note.

     PRINCIPAL REPAYMENTS. The words "Principal Repayments" mean those mandatory payments of principal as provided in the section herein entitled Principal Repayments.

     PURCHASE PRICE. The words "Purchase Price" mean the net amount paid by the Borrower for Inventory Items purchased from Manufacturer or distributors or other sellers (including destination charges).

     RELATED DOCUMENTS. The words "Related Documents" mean and include individually, collectively, interchangeable and without limitation all promissory notes, credit agreements, loan agreements, guaranties, security agreements, mortgages, collateral mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the indebtedness.

     SALES PRICE. The words "Sales Price" mean the gross amount payable by a purchaser to the Borrower (inclusive of taxes, delivery or other charges) as a result of the sale of Inventory Items subject to this Agreement.

     SECURITY AGREEMENT. The words "Security Agreement" mean and include individually, collectively, interchangeably and without limitation any agreements, chattel mortgages, collateral chattel mortgages, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

     SECURITY INTEREST. The words "Security Interest" mean and include individually, collectively, interchangeably and without limitation any and all present and future security interests in the Collateral.

     VOLUNTARY PREPAYMENT. The words "Voluntary Prepayment" mean a prepayment of principal as provided in the section herein entitled Voluntary Prepayment.

APPLICATION FOR AND PURPOSE OF THE LOAN. Borrower has applied to Lender for a Loan for the purpose of financing Inventory Items on a floor plan basis.

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BORROWER'S LOAN.  Lender has agreed to consider making Advances to Borrower, from time to time, one or more times, on a revolving line of credit basis up to a maximum principal amount outstanding at any one or more times not to exceed $3,250,000 (being $3,000,000 for new items and $250,000 for used items), or such greater amounts as Lender may agree, in its sole discretion, from time to time, subject to the limitations set forth below for specific kinds of Inventory Items. Any Advances made by Lender in excess of the aforesaid amount shall be governed by all of the terms and conditions of this Agreement and shall be secured to the same extent as all other Advances on the Loan and Note. Borrower agrees to be bound and obligated under the terms and conditions of this Agreement and Lender's procedures and additional requirements for requesting Advances, as well as any and all Notes evidencing same- and all Security Agreements directly or indirectly securing repayment of the same.

INVENTORY LOANS. (a) The maximum amount of the line of credit to finance Inventory Items is $3,250,000 (being $3,000,000 for new items and $250,000 for used items), or such greater amounts as Lender may agree, in its sole discretion, from time to time. (b) The Amount Financed for each Inventory Item shall be 100% of the Purchase Price. However, as to used inventory, it shall not exceed 100% of ABOS Marine Blue book loan value (or similar standard deemed appropriate by Borrower and Lender by written agreement. (c) Initially, Borrower's Note shall bear interest from date until paid at the Citibank prime or base rate in effect from time to time (adjusted daily), plus one-half (1/2%) percent per annum. This rate is based on Lender's current evaluation of Borrower's credit status as a start-up company and the interest rate market. Borrower acknowledges that Lender regularly reviews such decisions and that it may modify that rate as to subsequent advances, in its sole, good faith discretion, on notice to Borrower.

INTEREST COMPUTATION. Interest on any Note shall be computed on a daily basis by-applying the rate of interest then in effect to the then outstanding principal balance under the Note (as reflected in the Lender's internal records) over the preceding calendar month. Interest shall be computed on the basis of a 360-day year over the actual number of days in a calendar year (365 or 366 in a leap year).

INTEREST PAYMENTS. Interest on the Loan and Note shall be payable in arrears on the first day of each calendar month beginning with the first day following the date of the Note. If Borrower shall fail to pay interest when due, interest shall continue to accrue to the unpaid principal balance on the Note over the period of delinquency.

PRINCIPAL REPAYMENTS. Principal advanced on the Loan and Note shall be repayable from time to time as follows:

     (1) Upon the sale of any Inventory Item, the Borrower shall repay Lender the total balance of the Amount Financed for such Inventory Item. Repayment shall be made directly from the proceeds of the Sales Price of such Inventory Item not later than the earlier of seven days after the date of sale of Borrower's receipt of the Sales Price.

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     (2)  For any New Inventory Item, Borrower shall repay 5% of the Amount
          Financed for such Inventory Item on the first day of the thirteenth month after the acquisition of the Inventory Item, with further payments of 5% of the Amount Financed for such Inventory Item due quarterly thereafter, with the balance of 80% of the Amount Financed being payable on the first day of the twenty-fifth month after the acquisition; provided that where any Inventory Item is sold prior to such scheduled repayment date, Borrower shall pay the balance of the Amount Financed not later than the earlier of seven days after the date of sale of such Inventory Item or upon Borrower's receipt of the Sale Price.

     (3) Curtailment Payments on Used Inventory Items shall be 33 1/2 of the Amount Financed on the first day of the thirteenth, fourteenth and fifteenth month.

     (4) Notwithstanding the above, if at any time the amount of Inventory Items financed over twelve months old exceeds $75,000, Borrower will repay the amount in excess of $75,000 in three equal monthly installments commencing within ten days of being billed by Lender. Inventory Items financed over twelve months old will be referred to herein as "Curtailment Inventory Items."

VOLUNTARY PREPAYMENT. Borrower shall have the right to prepay the principal due on the Loan and Note, in whole or in part, at any time from time to time, except as limited herein, without premium or penalty. Prepayment shall be applied first to the repayment of unpaid principal and then to the payment of accrued but unpaid interest. To the extent that Borrower shall have made a voluntary prepayment of principal and all of the conditions precedent to an Advance are fulfilled then Borrower may request an Additional Advance. Voluntary Prepayments which would have the effect of reducing the balance due under the Inventory Loans to less than $500,000.00 may be first applied by Lender to other loans of Borrower with Lender until such other loans have been reduced to a zero balance.

PAYMENT IN FULL AT MATURITY. Notwithstanding anything contained herein, Borrower shall pay the full balance of all principal outstanding on the Loan, together with all accrued but unpaid interest, and all other amounts due by Borrower on the Loan, and Note and other Indebtedness on the Maturity Date.

PAYMENTS GENERALLY. All payments on the Loan and Note shall be made in immediately available funds. Whenever any payment to be made hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and in such case, the extension of time shall be included in computing the interest in connection with such payment.

MASTER NOTE. Each Note shall be considered for all purposes as a master note" and shall evidence any and all Advances made by Lender to Borrower from time to time on a line of credit basis. Borrower agrees to be liable for all sums advanced by Lender under the Loan and Note in accordance with the instructions of any officer or other representative of Borrower or

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credited to Borrower's deposit account(s) with Lender. Borrower additionally agrees that the unpaid principal balance outstanding under the Loan and Note shall at all times be evidenced, in Lender's discretion, by endorsements on the Note, or alternatively by Lender's internal records, including Lender's daily computer printout. Borrower additionally agrees that Lender may, with its sole judgment, refuse to extend Advances to Borrower whenever Lender determines or has reason to believe that any one or more of the following conditions exists or will occur: (a) the amount of the requested Advance will result in Borrower exceeding its maximum line of credit; (b) Borrower is not complying or has not complied with Lender's procedures and additional requirements for requesting Advances; (c) Borrower has failed to provide Lender with satisfactory documentation to support the requested Advance; (d) Lender has reason to believe that Borrower is presently not complying, or has not complied with the terms and conditions of this Agreement, or has committed or is in the process of committing an Event of Default hereunder or under the Note or under any Security Agreement directly or indirectly securing repayment of the Loan and Note; or (e) Lender deems itself to be insecure with regard to the repayment of the Loan and Note. Lender shall have no obligations or liability to Borrower or to any other person or persons arising out of or in any way accruing from Lender's reasonable refusal to extend Advances to Borrower for any of the reasons stated above.

TERM. This Agreement shall be effective as of the date of its execution, and shall continue in full force and effect until the later of the Maturity Date or such time as the parties may agree in writing to terminate this Agreement (provided, in each case, that Borrower's obligations under this Agreement shall not terminate until all of Borrower's obligations in favor of Lender have been paid in full, in principal, interest, costs, expenses, attorneys' fees, and other fees and charges).

SECURITY INTEREST. The Indebtedness of the Borrower under the Loan and Note and this Agreement shall be secured by the Collateral.

     FIDUCIARY OBLIGATION OF BORROWER. The Borrower shall act in a fiduciary capacity as to the Lender with regard to receipt and collection by the Borrower in trust for and on behalf of the Lender of the Sales Price of each Inventory Item subject to this Agreement. Any diversion or use by the Borrower of any portion or amount of the Sales Price attributable to the Amount Financed of such Inventory Item subject to this Agreement, for any purpose other than to make payments to the Lender in accordance with this Agreement, shall constitute a breach of the Borrower's fiduciary obligation to the Lender and an Event of Default hereunder, entitling Lender to take legal action against Borrower and Guarantor as provided herein or by law.

     REPURCHASE AND/OR GUARANTY AGREEMENTS. Borrower's obligations to the Lender under this Agreement are further secured by repurchase and/or guaranty agreements executed by the Manufacturer(s) in favor of the Lender, to the extent that such agreements exist.

     GUARANTY. Borrower's obligations to the Lender under this Agreement are further secured by a solidary continuing guaranty of the Guarantor(s).

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CONDITIONS PRECEDENT TO INITIAL ADVANCE.  Lender's obligation to make the initial Advance shall be subject to the fulfillment to Lender's satisfaction of all of the conditions set forth below and the Related Documents:

     CORPORATE RESOLUTION. A certified copy of resolutions properly adopted by Borrower's Board of Directors, and certified by Borrower's corporate secretary or assistant secretary, under which Borrower's Board of Directors authorized one or more designated officers or employees to execute this Agreement on behalf of Borrower and to execute the Note and any an all Security Agreements directly or indirectly, securing repayment of the same, and to consummate the borrows and other transactions as contemplated hereunder, and to consent to the remedies following Borrower's default as provided herein and under the above referenced Security Agreements.

CERTIFICATION. A certificate executed by Borrower's principal or executive of officer, certifying that the representations and warranties set forth in this Agreement are true and correct, and further certifying that no Event of Default presently exists under this Agreement, or under the Note, or under any Security Agreement directly or indirectly securing repayment of the same, as of the date hereof.

LANDLORD'S LIEN. If the Borrower's premises on which the Inventory items are located is leased, an agreement by Borrower's landlord either waiving the landlord's privilege outright or subordinating the landlord's privilege to Lender's Security interests.

LOAN DOCUMENTS. (a) the Note, (b) Security Agreements, (c) Financing Statements perfecting Lender's Security interests, (d) evidence of insurance as required below, and (e) any other documents required under this Agreement or by Lender or its counsel, including without limitation any guaranties described herein.

CONDITIONS PRECEDENT TO EACH ADVANCE. Lender's obligations to make the initial Advance and each subsequent Advance under this Agreement shall be subject to the fulfillment to Lender's satisfaction of all of the conditions set forth above, in the Related Documents and in the following:

     (1) DEALER AUTHORIZATION TO FLOOR. Borrower shall provide Lender with a properly completed and signed form setting forth the following information for the inventory item to be financed: make, model, year, serial number, name and address of Manufacturer or seller if other than Manufacturer, purchase price and the proposed Amount Financed.

     (2) INVOICES. Borrower shall provide Lender with copies of the original of all Manufacturer's invoices, a copy of the certificates of origin (if applicable), and the original of all bills of sale (or check used to purchase).

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     (3)  DRAFTS.  In the case of payments to be made pursuant to Drafts, in lieu of the documents described in Items (1) and (2) above, Lender shall have been provided with a Draft identifying the inventory Items sold to Borrower and to be financed; provided, that Lender shall have no responsibility for determining the sufficiency, validity, accuracy or authenticity of such Draft. Any payment of such Draft shall be deemed an Advance under this Agreement, the Loan and the Note, and Borrower unconditionally agrees to repay each such Advance regardless of the sufficiency, validity, accuracy or authenticity of the Draft.

     (4) PAYMENT OF FEES AND EXPENSES. Borrower shall have paid to Lender all fees, charges and other expenses which are then due and payable as specified in this Agreement or any Related Document.

     (5) REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct.

     (6) NO EVENT OF DEFAULT. There shall not exist at the time of any advance a condition which would constitute an Event of Default under this Agreement or under any Related Document.

     (7) ADDITIONAL ADVANCES. In the case of Additional Advances, the Borrower has presented Lender with a written request for such an Advance and the foregoing conditions relating to Payment of Fees and Expenses, Representations and Warranties are fulfilled and no condition exists which would constitute an Event of Default under this Agreement or any Related Document.

FUNDING OF ADVANCES

     INVENTORY ADVANCES. Should the Lender determine that all of the conditions for Advances to finance inventory items have been satisfied, and that no Event of Default exists under this Agreement or any Related Document, Lender may, at its option, either (i) pay Drafts submitted directly to Lender by Manufacturer, (ii) deposit the proceeds of the requested Advance into Borrower's Account with Lender, or (iii) issue -cashiers check(s) or wire funds directly to the Manufacturer or seller or distributor.

     ADDITIONAL ADVANCES. Should the Lender determine that all of the conditions for making an Advance set forth in subparagraph (7) above have been fulfilled, and that no Event of Default exists under this Agreement or any Related Document, then in Lender's discretion, and to the extent that Borrower has made a Voluntary Prepayment of principal and such Voluntary Prepayment exceeds the aggregate of all Additional Advances which are outstanding and unpaid, then upon Borrower's request for an Additional Advance equal to or less than such excess Lender may, at its option, either
     (i) deposit the proceeds of the requested Advance into Borrower's account with Lender or (ii) issue cashiers

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     check(s) or (iii) wire funds directly to Borrower. In addition, Lender may, at its option, apply the proceeds of the requested Advance toward amounts due on the Loan and the Note with respect to Curtailment inventory items as provided in the section of this Agreement entitled Principal Repayments. Except as Lender, in its discretion, may permit the application of Additional Advances to Principal Repayments with respect to Curtailment inventory items,- the making of a Voluntary Prepayment does not relieve the Borrower from its obligations to make Principal Repayments.

     LIMIT ON ADVANCES. Notwithstanding anything contained in this Agreement, Lender shall have no obligation to fund any Advance for more than the Purchase Price of an inventory item (other than an Additional Advance) or if such Advance will cause the total Loan to exceed the face amount of the Note or the maximum amount of the applicable line of credit.

     NO RELIANCE BY MANUFACTURERS OR SELLERS. Lender's obligations to fund Advances (whether in the form of paying Drafts, issuing cashiers checks or making deposits into Borrower's account) shall be subject to all of the terms and conditions of this Agreement, the Note and Related Documents. Lender shall have no liability or responsibility whatsoever to any Manufacturer, seller or any person, firm or corporation other than Borrower for the funding of any Advances under this Agreement.

REPRESENTATIONS AND WARRANTIES. Borrower and any Guarantor represent and warrant to Lender as of the date of this Agreement and as of the date of each disbursement of Loan proceeds that:

     ORGANIZATION. Borrower is a corporation which is duly organized, validly existing, and in good standing under the laws of the State of Arkansas.

     LICENSE AND DEALERSHIP. Borrower is duly licensed in accordance with the laws of the State of Arkansas and has a binding agreement with one or more Manufacturers to purchase and sell Manufacturer's Inventory Items.

     AUTHORIZATION. Borrower's and Guarantors' execution, delivery and performance of this Agreement have been duly authorized, and to not conflict with, and will not result in a violation of, or constitute or give rise to a default under Borrower's Articles of Incorporation or Bylaws, or any agreement or other instrument which may be binding upon Borrower, or under any law or governmental regulation or court decree or order applicable to Borrower and/or its properties. Borrower has the power and authority to enter into the Loan and Note and to grant collateral security there for. Borrower has the further power and authority to own and to hold all of its assets and properties, and to carry on its business as presently conducted.

     FINANCIAL INFORMATION. Borrower's and Guarantors' financial statements previously furnished to Lender are and were complete and correct, and were prepared in accordance with generally accepted accounting principles, and fairly represent Borrower's and

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     Guarantors' financial condition as of the date or dates thereof. Borrower and Guarantors have no contingent obligations or liabilities that were not disclosed by, reserved against, and identified in said financial statements or in the notes thereto. Since the dates of such financial statements, there have been no material adverse change in Borrower's and Guarantors' financial condition or business.

     PROPERTIES. Except as contemplated by this Agreement or as previously disclosed in Borrower's financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrower's properties free and clear of all Security Interests and has not executed any security documents or financing statements relating to such properties. All of Borrower's properties are titled in Borrower's legal name, and Borrower has not used, or filed a financing statement under, any other name for at least the last five (5) years.

     HAZARDOUS SUBSTANCES. Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that: Borrower has no knowledge of, or reason to believe that there has been any use, storage, disposal or release of any hazardous waste or substance by Borrower or any prior owners or occupants of any of the properties, or any actual or threatened litigation or claims of any kind by any person relating to such matters. Borrower shall not use, store, dispose of, or release any hazardous waste or substance on, under, or about any of the properties, unless such activity is conducted in compliance with all applicable federal, state and local laws, regulations, and ordinances, including without limitation, those laws, regulations and ordinances described above.

     LITIGATION. There are no suits or proceedings pending, or to the knowledge of Borrower, threatened against or affecting Borrower or its assets, before any court or by any governmental agency, other than those previously disclosed to Lender in writing, which, if adversely determined, may have a material adverse affect on Borrower's financial condition or business.

     TAXES. To the best of Borrower's knowledge, all tax returns and reports of Borrower that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith.

     TAX IDENTIFICATION. Borrower has provided Lender with Borrower's correct Federal Taxpayer identification Number. Borrower shall promptly notify Lender should Borrower for any reason obtain a different Federal Taxpayer identification Number.

     LIEN PRIORITY. Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower's Loan and Note, that would be prior or that

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     may in any way be superior to Lender's Security interests and rights in and to such Collateral.

     BINDING EFFECT. This Agreement, the Note and all Security Agreements directly or indirectly securing repayment of Borrower's Loan and Note are binding upon Borrower as well as upon Borrower's successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

     COMMERCIAL PURPOSE. Borrower intends to use the Loan proceeds and each Advance hereunder solely for business or commercial related purposes.

     EMPLOYEE BENEFIT PLANS. Each employee benefit plan as to which Borrower may have any liability complies in all material respects' with all applicable requirements of law and regulations, and (i) no Reportable Event (as defined in ERISA) has occurred with respect to any such plan, (ii) Borrower has not withdrawn from any such plan or initiated steps to do so, and (iii) no steps have been taken to terminate any such plan.

     LOCATION OF BORROWER'S OFFICES AND COLLATERAL. The chief place of business of Borrower is 2001 Highway 25 North, Heber Springs, Arkansas. The office or offices where Borrower keeps its records concerning the Collateral is and will be located at 13045 Research Blvd., Austin, Texas 78750. All inventory items constituting Collateral will be located at 2001 Highway 25 North, Heber Springs, Arkansas, and 3034 Albert Pike, Hot Springs, Arkansas.

     INFORMATION. All information heretofore or contemporaneously herewith furnished by Borrower to Lender for the purpose of or in connection with this Agreement or any transaction contemplated hereby is, and all information hereafter furnished by or on behalf of Borrower to Lender will be, true and accurate in every material respect to the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

     SURVIVAL OF REPRESENTATION AND WARRANTIES. Borrower Understands and agrees that Lender is relying upon the above representation and warranties in extending Loan Advances to Borrower. Borrower further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until such time as Borrower's Loan and Note shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

     AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect, Borrower will:

     LITIGATION. Promptly inform Lender in writing of (a) all material adverse changes in Borrower's financial condition, and (b) all litigation and claims and all threatened litigation and claims affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

     FINANCIAL RECORDS. Maintain its books and records in accordance with generally accepted accounting principles, applied on a consistent basis, and permit Lender to examine and audit Borrower's books and records at all reasonable times.

     FINANCIAL REPORTS. Without demand or request by Lender, furnish Lender (i) quarterly financial statements for Borrower and Guarantor, Travis Boats & Motors, Inc. within 45 days of the end of each quarter; (ii) within 90 days after the end of each fiscal year, audited consolidating financial statements of the Guarantor, Travis Boats & Motors, Inc. prepared by an independent certified public accountant acceptable to Lender; (iii) on an annual basis, if the Loan is guaranteed by any natural person, a financial statement of such person(s) on Lender's form.

     ADDITIONAL INFORMATION. Furnish such additional information and statements, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets, forecasts, tax returns, and other reports with respect to Borrower's financial condition and business operations as Lender may request from time to time.

     MAINTAIN OF NET WORTH. Maintain a tangible net worth as to Borrower of $50,000 and of Guarantor Travis Boats & Motors, Inc. of $1,250,000 (defined as stockholder's equity less receivables due from officers and related parties), verified as often as quarterly in a manner reasonably satisfactory to Lender.

     INSURANCE. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower's properties and operations, inform, amounts, coverages and with insurance companies reasonably acceptable to Lender. In addition, Borrower shall maintain comprehensive coverage insurance on the inventory items for the full replacement value thereof. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulation that coverages will not be cancelled or diminished without at least thirty (30) days' prior written notice to Lender. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, Borrower will provide Lender with such Lender's loss payable or other endorsements as Lender may require. Lender's acceptance of policies in lesser amounts or coverages will not constitute a waiver of Borrower's obligations to provide the insurance described above. Borrower further grants to Lender a security interest in all insurance proceeds and returned unearned premiums. Borrower appoints Lender as its attorney in fact to receive all insurance payments and to endorse all checks or drafts representing such payments.

     INSURANCE REPORTS. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy; (d) the properties insured;
     (e) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (f) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral.

     OTHER AGREEMENTS. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and Lender, including all Security Agreements, and between Borrower and any other party, and -notify Lender immediately in writing of any default in Connection with any other such agreements.

     LOAN PROCEEDS. Use all Loan proceeds solely for Borrower's business operations or as otherwise described above, unless specially consented to the contrary by Lender in writing.

     TAXES, CHARGES AND LIENS. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits. Provided, however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (a) the legality of the same shall be contested in good faith by appropriate proceedings, and (b) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with generally accepted accounting practices. Borrower, upon demand of Lender, will furnish to Lender evidence of payment of the assessments, taxes, charges, levies, liens and claims and will authorize the appropriate governmental official to deliver to Lender at any time a written statement of any assessments, taxes, charges, levies, liens and claims against Borrower's properties, income, or profits.

     PERFORMANCE. Perform and comply with all terms, conditions and provisions set forth in this Agreement and in all other instruments and agreements between Borrower and Lender in a timely manner, and promptly notify Lender if Borrower learns of the occurrence of any event which constitutes an Event of Default under this Agreement.

     OPERATIONS. Substantially maintain its present executive and management personnel; conduct its business affairs in a reasonable and prudent manner and in compliance with all applicable federal, state and municipal laws, ordinances, rules and regulations respecting its properties, charters, businesses and operations, including compliance with all minimum funding standards and other requirements of the Employee Retirement

     Income Security Act of 1974, as amended, and other laws applicable to Borrower's employee benefit plans.

     INSPECTION AND AUDITS. Permit employees or agents of Lender at any reasonable time, with or without notice and as frequently as Lender may deem appropriate, to inspect and/or audit any and all Collateral and Borrower's other properties and to examine or audit Borrower's books, accounts, and records and to make copies and memoranda of Borrower's books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may reasonably request, all at Borrower's expense.

     CHANGE OF LOCATION OR NAME. Immediately notify Lender in writing of any additions to or changes in the location of the Collateral or of Borrower's businesses, or any change in Borrower's corporate name or trade name. To the extent that the Collateral consists of boats and/or trailers, Borrower shall not take or permit any action which would require registration of the boats and/or trailers outside the State of Arkansas, without the prior written consent of the Lender.

     TITLE TO ASSETS AND PROPERTY. Maintain good and marketable title to all of the Collateral, subject to no Security Interests except those in favor of Lender.

     NOTICE OF DEFAULT, LITIGATION AND ERISA MATTERS. Forthwith upon learning of the occurrence of any of the following, Borrower shall provide Lender with written notice thereof, describing the same and the steps being taken by Borrower with respect thereto: (i) the occurrence of any Event of Default, or (ii) the institution of, or any adverse determination in, any litigation, arbitration proceeding or governmental proceedings, or (iii) the occurrence of a Reportable Event under, or the institution of steps by Borrower to withdraw from, or the institution of any steps to terminate, any employee benefit plan as to which Borrower may have any liability.

     EMPLOYEE BENEFIT PLANS. Maintain each employee benefit plan as to which it may have any liability, in compliance with all applicable requirements of law and regulations.

     BONUSES AND DIVIDENDS. Subordinate payment of bonuses and/or dividends to Borrower's employees or stockholders to payment of the Loan and Note, and the Borrower shall not pay any such bonuses or dividends if an Event of Default occurs and is continuing.

     OTHER AGREEMENTS. Not enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

     COMPLIANCE CERTIFICATE. Provide Lender at least annually and at such other times as Lender may, in its sole discretion, elect with a certificate executed by Borrower's chief financial officer, or other officer or person acceptable to Lender, certifying that the representations and warranties set forth in this Agreement are true and correct as of the date of the certificate an further certifying that, as of the date of the certificate, no Event of Default exists under this Agreement.

     ADDITIONAL ASSURANCES. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

     CONDITION OF COLLATERAL. Maintain the Collateral in good operating condition, repair and appearance. The Collateral will not be used for any purpose other than demonstration at Borrower's place(s) of business set forth above.

     ORGANIZATION. Maintain Borrower as a separate corporation, agreeing not to merge or consolidate with any other corporation and agreeing not to permit any material change in the ownership of Borrower.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that as long as this Agreement remains in effect, Borrower shall not, without the prior written consent of Lender:

     INDEBTEDNESS AND LIENS. (a) Except for trade debt incurred in the normal course of business and indebtedness to Lender contemplated by this Agreement, incur indebtedness for borrowed money in excess of $50,000, (b) mortgage, assign pledge, lease, grant a security interest in, or encumber (or permit any lien to exist) any of the Collateral, (c) sell with recourse any of Borrower's accounts, except to Lender, (d) sell any Collateral (except for sales in the ordinary course of business, and then only if the portion of the proceeds required to be paid to Lender is promptly remitted to Lender), (e) repay any funds advanced by officers, subsidiaries, affiliates, shareholders or Guarantors unless the Loans are then current, provision has been made for the next periodic payment, and the payment would not otherwise cause an Event of Default hereunder.

     CONTINUITY OF OPERATIONS. (a) Engage in any business activities substantially different from those in which Borrower is presently engaged,
     (b) cease operations, liquidate, merge or consolidate with any other entity, (c) materially alter or amend Borrower's capital structure, or (d) dispose of all or any material portion of Borrower's assets.

     LOANS, ACQUISITIONS AND GUARANTIES. (a) Loan money or assets, (b) purchase or acquire any interest in any other enterprise or entity, or (c) incur any obligation as surety or guarantor other than in the ordinary course of business.

DEPOSIT ACCOUNTS. As collateral security for repayment of Borrower's Note and all renewals and extensions, as well as to secure any and all other loans, notes, indebtedness and obligations that borrower (or any of them) may now and in the future owe to Lender or incur in Lender's favor, whether direct or indirect, absolute or contingent due or to become due, of any nature and kind whatsoever (with the exception of any indebtedness under a consumer credit card account), Borrower is granting Lender a continuing security interest in any and all funds that Borrower may now and in the future have on deposit with Lender or i n certificates of deposit or other deposit accounts as to which Borrower is an account holder (with the exception of IRA, pension, and other tax-deferred deposits). Borrower further agrees that, in the event of default under this Agreement, Lender may at any time apply any funds that Borrower may have on deposit with Lender or in certificates of deposit or other deposit accounts as to which Borrower is an account holder against the unpaid balance of Borrower's Note and any and all other present and future indebtedness and obligations that Borrower (or any of them) may then owe to Lender, in principal, interest, fees, costs, expenses, and attorneys' fees.

EVENTS OF DEFAULT. The following actions or inactions or both shall constitute Events of Default under this Agreement:

     DEFAULT UNDER THE INDEBTEDNESS. Should Borrower default in the payment of principal or interest under any of the Indebtedness.

     DEFAULT UNDER THIS AGREEMENT. Should Borrower violate, or fail to comply fully with any of the terms and conditions of, or default under this Agreement.

     DEFAULT UNDER OTHER AGREEMENTS. Should any event of default occur or exist under the Security Agreement or any other Related Document which directly or indirectly secures repayment of any of the Indebtedness.

     OTHER DEFAULTS IN FAVOR OF LENDER. Should Borrower or any Guarantor default under any other loan, extension of credit, security agreement, or obligation in favor of Lender.

     DEFAULT IN FAVOR OF THIRD PARTIES. Should Borrower or any Guarantor default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property, or Borrower's or any Guarantor's ability to perform their respective obligations under this Agreement, or any Related Document, or pertaining to the indebtedness.

     DEFAULT BY GUARANTOR. Should the Guarantor default under the terms and conditions of Guarantor's Guaranty of the Note and the Loan.

     INSOLVENCY OR DEATH. Should the suspension, failure or insolvency, however evidenced, of Borrower or any Guarantor occur or exist, including the conduct of any "liquidation" or "going out of business sale," or should any Guarantor die.

     READJUSTMENT OF INDEBTEDNESS. Should proceedings for readjustment of indebtedness, reorganization, composition or extension under any insolvency law be brought by or against Borrower or any Guarantor.

     ASSIGNMENT FOR BENEFIT OF CREDITORS. Should Borrower or any Guarantor file proceedings for a respite or make a general assignment for the benefit of creditors. Receivership. Should a receiver of all or any part of Borrower's property, or the property of any Guarantor, be applied for or appointed.

     DISSOLUTION PROCEEDINGS. Should proceedings for the dissolution or appointment of a liquidator of Borrower or any Guarantor be commenced.

     FALSE STATEMENTS. Should any representation or warranty of Borrower or any Guarantor made in connection with the Loan prove to be incorrect or misleading in any respect.

     LICENSE OR DEALERSHIP REVOCATION. Should the Borrower's license to operate as a dealer be suspended, revoked or expire (without timely renewal) or should Borrower's contractual right to operate as a dealer for any Manufacturer be suspended, revoked or expire (without timely renewal). Borrower may discontinue to do business with a Manufacturer and it will not be a default under this Agreement provided the prior written consent of Lender is obtained.

     MATERIAL ADVERSE CHANGE. Should a material adverse change occur in the condition (financial or otherwise) of the Borrower or any Guarantor.

     CHANGE IN CONTROL. Should there be a material change in the beneficial ownership of the Borrower without the Lender's prior written consent.

     INSECURITY. Should Lender deem itself to be insecure with regard to repayment of the Loan.

     NOTICE/CURE. Notwithstanding any of the foregoing provisions prior to Lender declaring Borrower in default hereunder or under the Loan, Lender agrees to give Borrower written notice of any such default, and Borrower shall have ten (10) days within which to cure a monetary default, or thirty
     (30) days within which to cure a non-monetary default from the date Lender's written notice is given, except in the event that Borrower fails to timely repay the Amount Financed on the sale of Inventory and then still fails to immediately make payment thereof in full upon demand by Lender, in that event Borrower shall not be entitled to any further notice or grace period tp cure such default and Lender may declare Borrower in default and exercise all rights and remedies provided herein or by law. Notices shall be given to Borrower and to Guarantor, Travis Boats & Motors, Inc., at 13045 Research Boulevard, Austin, Texas, 78758.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default by Borrower, by Guarantor, Travis Boats & Motors, Inc., or by any two or more individual Guarantors, shall occur, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make further Loan Advances or disbursements), and, at Lender's option, all Loans immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

     AUDITS. Borrower agrees to pay the costs for a maximum of eleven (11) Inventory Audits per calendar year, per location. Payments for audit costs will be due within 30 days of each audit, which shall be $300 for each audit for each location, unless Lender and Borrower have agreed otherwise as to cost and source of the audits. Notwithstanding the above, if any audit is deemed to be unsatisfactory by Lender, Borrower agrees to pay the costs for additional audits as deemed necessary by Lender.

     AMENDMENTS. This Agreement, together with the Note, the Security Agreement and any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by party or parties sought to be charged or bound by the alteration or amendment.

     APPLICABLE LAW. This Agreement has been forwarded to Lender and finally accepted by Lender in the State of Louisiana. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana.

     CAPTION HEADINGS. Caption headings in this Agreement are for convenience purpose only and are not to be used to interpret or define the provisions of this Agreement.

     CONSENT TO LOAN PARTICIPATION. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loans to one or more purchasers, whether related or unrelated to Lender, subject to Borrower's reasonable counsel if any change in servicing will occur as a result thereof. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy it may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loans and will have all the, rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower's obligation under the Loans irrespective r the failure or insolvency of any holder of any interest in the Loans. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

     COSTS AND EXPENSES. Borrower agrees to pay upon demand all of Lender's reasonable out-of-pocket expenses, including attorneys' fees, incurred in connection with this Agreement or in connection with the Loans made pursuant to this Agreement. Lender may pay someone else to help collect the Loans and to enforce this Agreement, and Borrower will pay that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and legal expenses, whether or not there is a lawsuit, including attorneys' fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law.

     NOTICES. To give Borrower any notice required under this Agreement, Lender may hand deliver or mail such notice, to Borrower. Lender will deliver or mail any notice to Borrower at the following address (or any address which Borrower may have given Lender by written notice as provided in this paragraph):

     BORROWER'S ADDRESS:      c/o The Travis Group
                              13045 Research Blvd.
                              Austin, Texas 78750

     In the event that there is more than one Borrower under this Agreement, notice to a single Borrower shall be considered as notice to all Borrowers. To give Lender any notice under this Agreement, Borrower (or any Borrower) shall mail the notice to Lender by registered or certified mail at the following address (or at any other address that Lender may have given to Borrower by written notice as provided in this paragraph):

     LENDER'S ADDRESS:   440 Third Street
                         P. O. Box 3597
                         Baton Rouge, LA 70820
                         Attn: Wade Carwile

     All notices required or permitted under this Agreement must be in writing and will be considered as given on the day it is delivered by hand or deposited in the U.S Mail, by registered or certified mail to the address specified in this Agreement.

     SEVERABILITY. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

     SOLE DISCRETION OF LENDER. Whenever Lender's consent or approval is required under this Agreement, the decision as to whether or not to consent or approve shall be in the sole and exclusive discretion of Lender and Lender's decision shall be final and conclusive.

     SUBSIDIARIES AND AFFILIATES OF BORROWER. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word Borrower, as used herein shall include all subsidiaries and affiliates of Borrower. Notwithstanding the foregoing, however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any subsidiary or affiliate of Borrower.

     SUCCESSORS AND ASSIGNS. All covenants and agreements contained by or on behalf of Borrower shall bind its successors and assigns and shall inure to the benefit of Lender, its successors and assigns. Borrower shall not, however, have the right to assign its rights under this Agreement or any interest therein, without the prior written consent of Lender.

     SURVIVAL. All warranties, representations, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement shall be considered to have been relied upon by Lender and will survive the making of the Loan and delivery to Lender of the Related Documents, regardless of any investigation made by Lender or on Lender's behalf.

     WAIVER. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Guarantor, shall constitutes a waiver of any of Lender's rights or of any obligations of Borrower or of any Guarantor as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent in subsequent instances where such consent is required and in all cases, such consent may be granted or withheld in the sole discretion of Lender.

     CONSTRUCTION. In the event of any conflict between the terms of this Agreement and those of any Related Document, the terms of this Agreement shall control. However, this Agreement also incorporates by reference Lender's letter of commitment of August 16, 1995, ("Commitment") and in the event there are requirements or remedies set forth in the Commitment which are beneficial to Lender and which are not addressed herein or in the Related Documents, to that extent the Commitment shall control.

This Agreement may be signed in counterparts which shall be construed as one agreement, when signed by all parties, and effective as of September 20, 1995.

                              BORROWER:

                              TBC ARKANSAS, INC.


                              By: /s/ Mark Walton
                                 -------------------------------------
                              Name: /s/ Mark Walton
                                   -----------------------------------
                              Title: President
                                    ----------------------------------

                              LENDER:

                              HIBERNIA NATIONAL BANK


                              By: [SIGNATURE ILLEGIBLE]
                                 -------------------------------------
                                  Authorized Officer